As filed with the Securities and Exchange Commission on January 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Memory Pharmaceuticals Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3363475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
100 Philips Parkway
Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated 2004 Stock Incentive Plan
Amended and Restated 2004 Employee Stock Purchase Plan
(Full Title of the Plans)
James R. Sulat
President and Chief Executive Officer
100 Philips Parkway
Montvale, New Jersey 07645
(Name and Address of Agent For Service)
(201) 802-7100
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Amended and Restated 2004 Stock Incentive Plan, Common Stock, $0.001 par value per share	1,750,000 shares	$3.28(2)	$5,740,000.00(2)	$615.00
Amended and Restated 2004 Employee Stock Purchase Plan, Common Stock, $0.001 par value per share	150,000 shares	$3.28(2)	$492,000.00(2)	$53.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the registrant’s common stock on January 22, 2007, as reported on the NASDAQ National Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,900,000 shares of common stock of the Registrant to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”) or Amended and Restated 2004 Employee Stock Purchase Plan (the “ESPP”). The shares being registered hereunder represent (i) the number of shares by which the Plan was automatically increased on January 1, 2007, as provided by the terms of the Plan and (ii) the additional shares reserved for issuance under the ESPP as approved by the Registrant’s stockholders at its 2006 Annual Meeting of Stockholders held on July 19, 2006.
INCORPORATION BY REFERENCE
Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-131728) filed with the Securities and Exchange Commission on February 10, 2006, Registration Statement on Form S-8 (File No. 333-127485) filed with the Securities and Exchange Commission on August 12, 2005, Registration Statement on Form S-8 (File No. 333-122738) filed with the Securities and Exchange Commission on February 11, 2005 and Registration Statement on Form S-8 (File No. 333-114201) filed with the Securities and Exchange Commission on April 5, 2004, are incorporated by reference.

Part II
Item 8     EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on this 25th day of January, 2007.

MEMORY PHARMACEUTICALS CORP.
By:	/s/ James R. Sulat
James R. Sulat
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Memory Pharmaceuticals Corp., hereby severally constitute and appoint James R. Sulat and Jzaneen Lalani, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Memory Pharmaceuticals Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Fleming
Jonathan Fleming	Chairman	January 25, 2007

/s/ James R. Sulat
James R. Sulat	President, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2007

/s/ Joseph M. Donabauer
Joseph M. Donabauer	Vice President and Controller (Principal Accounting and Financial Officer)	January 25, 2007

/s/ Anthony B. Evnin, Ph.D.
Anthony B. Evnin, Ph.D.	Director	January 24, 2007

/s/ Walter Gilbert, Ph.D.
Walter Gilbert, Ph.D.	Director	January 23, 2007

/s/ Vaughn M. Kailian
Vaughn M. Kailian	Director	January 23, 2007

Signature	Title	Date

/s/ Robert I. Kriebel
Robert I. Kriebel	Director	January 23, 2007

/s/ David A. Lowe, Ph.D.
David A. Lowe, Ph.D.	Director	January 25, 2007

/s/ Michael Meyers, MPH
Michael Meyers, MPH	Director	January 25, 2007

/s/ Tony Scullion
Tony Scullion	Director	January 24, 2007

/s/ Peter F. Young
Peter F. Young	Director	January 24, 2007

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)